Exhibit 10.2

ASSIGNMENT SIDE AGREEMENT

THIS ASSIGNMENT SIDE AGREEMENT is made as of the 29th day of May, 2025 (the “Effective Date”)

AMONG:

GRYPHON DIGITAL MINING, INC., a corporation existing under the laws of the State of Delaware (hereinafter referred to as the “Parent”)

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2670786 ALBERTA LTD., a corporation existing under the laws of the Province of Alberta (hereinafter referred to as the “Purchaser”, and together with the Parent, the Purchaser and the Parent are hereinafter referred to collectively as the “Assignor”)

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2703444 ALBERTA LTD., a corporation existing under the laws of the Province of Alberta (hereinafter referred to as the “Assignee”)

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Harold Andersen, Paul Connolly, Mark Taylor and Steve Giacomin, each an individual residing in the Province of Alberta (each hereinafter referred to as a “Grantee” and together the “Grantees”) (solely with respect to Sections 7, 8, 9, 10, 11, 12 and 13 herein)

RECITALS:

A.	The Assignor, BTG Energy Corp., BTG Power Corp., and West Lake Energy Corp. are parties to a share and unit purchase agreement dated January 8, 2025 (such agreement, including all amendments thereto, if any, being hereinafter referred to as the “Captus Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Captus Agreement or the Assignment and Amending Agreement, as defined below, as applicable.

B.	The Assignor, the Assignee, BTG Energy Corp., BTG Power Corp., and West Lake Energy Corp. are parties to an assignment and amending agreement dated as of the Effective Date (hereinafter referred to as the “Assignment and Amending Agreement”) and signed concurrently with this Agreement, whereby among other things: (i) the Assignor assigned to the Assignee and the Assignee accepted and assumed all rights, obligations and interest in and to the Captus Agreement, (ii) each of the Vendors provided consent to the Assignment, (iii) the Assignor provided the Release to the Vendors, (iv) the Vendors provided the Release to the Assignor, and (v) the Assignee provided the Assignee Release to the Assignor.

Assignment Side Agreement

C.	As further consideration for the Assignment, the Assignee has agreed to: (i) pay to the Parent (the sole shareholder of the Purchaser) at the direction of the Purchaser, the sum of CAD $1.00 (the “Assignment Payment”) on the Effective Date and a further CAD $200,000 upon satisfaction of the condition described in Section 5(a) of this Agreement.

In consideration of the above, the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.	Representations, Warranties and Acknowledgements of the Assignor

The Assignor represents, warrants and acknowledges to the Assignee, and the Assignee relies upon the same when entering into this Agreement, that:

(a)	this Agreement has been duly and validly executed and delivered by the Assignor and constitutes a valid and binding agreement of the Assignor enforceable in accordance with its terms, provided that enforcement hereof or thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act (Alberta);

(b)	subject to the execution of the Assignment and Amending Agreement, the execution, delivery and performance of this Agreement and the performance of the Assignor of its obligations hereunder does not require the authorization, consent, approval or licence of any third person;

2.	Representations, Warranties and Acknowledgements of the Assignee

The Assignee represents, warrants and acknowledges to the Assignor, and the Assignor relies upon the same when entering into this Agreement, that:

(a)	this Agreement has been duly and validly executed and delivered by the Assignee and constitutes a valid and binding agreement of the Assignee enforceable in accordance with its terms, provided that enforcement hereof or thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act (Alberta);

(b)	Assignee shall be responsible for any of Assignee’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and acknowledges that none of the Parent, the Purchaser nor any of their respective affiliates or advisors have provided any tax advice or any other representations or guarantee regarding the tax consequence of the transactions contemplated by this Agreement. Assignee acknowledges that it has reviewed the documents made available to Assignee by the Parent.

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(c)	Assignee has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. Assignee has the power and authority to enter into, deliver and perform Assignee’s obligations under this Agreement. The execution, delivery and performance by Assignee of this Agreement are within the powers of Assignee, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to Assignee, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Assignee is a party or by which Assignee is bound, and will not violate any provisions of Assignee’s organizational documents.

(d)	Assignee understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Assignor in entering into this Agreement.

3.	Representations, Warranties and Acknowledgements to Survive the Effective Date

All representations, warranties and acknowledgements set forth in this Agreement shall survive the Effective Date and shall continue in full force and effect for the benefit of and shall be binding upon the parties hereto.

4.	Covenants of the Assignor

The Assignor covenants and agrees with Assignee that:

(a)	As soon as practicable following the execution of this Agreement, but in any event prior to June 30, 2025, in each case provided that the Assignment and Amending Agreement has been signed by the parties thereto, the Parent shall pay the sum of USD $107,500.00 by wire to TingleMerrett LLP, counsel to the Assignee, consisting of all reasonable legal fees incurred by the Assignee in the preparation of this Agreement and pursuant to TingleMerrett LLP Invoice T-25505.

5.	Covenants of the Assignee

The Assignee covenants and agrees with Assignor that:

(a)	If within twelve (12) months following the Effective Date, the Assignee, or any Affiliate of the Assignee, including but not limited to, upon closing of the transaction contemplated by the Captus Agreement, BowArk Energy Ltd., Captus Generation Limited Partnership and Captus Generation Ltd., executes a power purchase contract for the provision by the Assignee, or any Affiliate of Assignee, of equal to or greater than 100MW of electrical power (the “Power Contract”), the Assignee shall, within 30 days following the execution of the Power Contract, remit to the Parent the sum of CAD $200,000.00 by wire pursuant to the wire instructions provided by the Parent in writing.

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6.	Limitation of Assignee Release

The Assignor and the Assignee agree that the Assignee Release, as defined and set forth in the Assignment and Amending Agreement, is not intended to and shall not release any claims based on, or arising out of enforcement of the express terms of this Agreement.

7.	Further Assurances

The Assignor covenants and agrees with the Assignee that the Assignor shall, from time to time and at all times hereafter, at the request and cost of the Assignee, execute such further assurances and do all such further acts as may be reasonably required for the purpose of vesting in the Assignee the Assigned Interest.

8.	Counterparts

This Agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each party, all counterparts together shall constitute one agreement. Transmission of an executed signature page by electronic mail or other electronic means is as effective as a manually executed counterpart of this Agreement.

9.	Amendment and Modification

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

10.	Enurement

This Agreement (including, but not limited to, the assignment of the Assigned Interest and the assumption of the obligations and liabilities under the Captus Agreement and any and all ancillary agreements to which the Assignor may be contemplated as a party under the Captus Agreement) shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.	Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

12.	Independent Legal Advice

The Assignee and each Grantee acknowledges that it has been afforded the opportunity of receiving independent legal advice concerning this Agreement, and in the event that the Assignee or any Grantee has executed this Agreement without the benefit of independent legal advice, the Assignee and each Grantee each fully understand the provisions of this Agreement and hereby waive the right to receive any such independent legal advice.

13.	Restricted Stock Awards

Notwithstanding anything to the contrary set forth in Section 2.03(a)(iv)(A) of the Captus Agreement, (i) the restricted shares of Parent issued to the Grantees on January 10, 2025, pursuant to the Captus Agreement and the Restricted Stock Grant Agreements entered into between the Parent and each of the Grantees as of January 8, 2025 (the “Grant Agreements”) are hereby revoked and forfeited immediately without consideration; (ii) the Grant Agreements are hereby terminated and of no further force or effect; and (iii) the Grantees will have no claim or right with respect to any shares or other equity interests in the Parent in connection therewith.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

GRYPHON DIGITAL MINING, INC.

	Per:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	CEO

2670786 ALBERTA LTD.

	Per:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Director

2703444 ALBERTA LTD.

	Per:	/s/ Dan Farb
		Name:	Dan Farb
		Title:	Director

	Per:	/s/ Harold Andersen
Witness:		Name:	Harold Andersen*

	Per:	/s/ Paul Connolly
Witness:		Name:	Paul Connolly*

	Per:	/s/ Mark Taylor
Witness:		Name:	Mark Taylor*

	Per:	/s/ Steve Giacomin
Witness:		Name:	Steve Giacomin*

*	solely with respect to Sections 7, 8, 9, 10, 11, 12 and 13 herein

Assignment Side Agreement